Exhibit 8.1

Name	Jurisdiction	Operating As
SEARS FLOOR COVERING CENTRES INC./CENTRES DE REVÊTEMENTS DE SOL SEARS INC.	Canada	N/A
6988741 CANADA INC.	Canada	N/A
1373639 ALBERTA LTD.	Alberta	N/A
4201531 CANADA INC.	Canada	N/A
S.L.H. TRANSPORT INC./TRANSPORTS S.L.H. INC.	Canada	N/A
168886 CANADA INC.	Canada	N/A
SEARSCONNECT INC.	Ontario	N/A
SEARSCONNECT (Partnership)	Ontario	N/A
173470 CANADA INC.	Canada	N/A
SEARS HOLDINGS LIMITED/HOLDING SEARS LIMITÉE (awaiting dissolution)	Canada	N/A
3339611 CANADA INC.	Canada	N/A
955041 ALBERTA LTD. (awaiting dissolution)	Alberta	N/A
1592580 ONTARIO LIMITED (awaiting dissolution)	Ontario	N/A
9264-1430 QUÉBEC INC.	Quebec	N/A
CORBEIL ELECTRIQUE INC./CORBEIL ELECTRIC INC.	Quebec	N/A
3097421 CANADA INC. (15% SEARS CANADA INC. (“SCI”))	Canada	N/A
LES GALERIES DE HULL LIMITED (15% SCI)	Ontario	N/A
LES RIVIERES SHOPPING CENTRE LIMITED (15% SCI)	Ontario	N/A
KILDONAN PLACE SHOPPING CENTRE LTD. (20% SCI)	Manitoba	N/A
KILDONAN PLACE LTD. (20% SCI)	Manitoba	N/A
CARREFOUR RICHELIEU REALTIES LTD. (50% SCI)	Canada	N/A
140442 CANADA INC. (50% SCI)	Canada	N/A
133562 CANADA INC. (50% SCI)	Canada	N/A
SOCIETE DE GESTION DES NEIGES VILLE-MARIE INC. (50% SCI)	Canada	N/A